Exhibit 99.1
n e w s   r e l e a s e
QLT ANNOUNCES NEW EXPIRATION DATE OF TENDER OFFER

For Immediate Release	January 15, 2009
VANCOUVER, CANADA — QLT Inc. (“QLT”) (NASDAQ: QLTI; TSX: QLT) announced that it will extend the term of its modified “Dutch Auction” tender offer (the “Offer”) for up to US$50 million of its common shares (the “Shares”) commenced on December 5, 2008. The Offer, which was to expire at 5:00 p.m. (Eastern time) today has been extended until 5:00 p.m. (Eastern time) on January 26, 2009, unless further extended or withdrawn by QLT. As previously announced in a press release dated January 12, 2009, QLT is extending the Offer given the decision of the appellate court to affirm the judgment previously rendered by the district court in the litigation with Massachusetts Eye and Ear Infirmary (“MEEI”).
QLT will mail a notice of change and variation (the “Notice”) to its shareholders today, setting out the new expiration date of the Offer and describing the outcome of the litigation with MEEI and other recent developments with respect to the Offer and QLT since December 5, 2008, the date of the original Offer. The Notice is being filed concurrently with the securities regulatory authorities in the United States and Canada.
Under the terms of the Offer, shareholders have the opportunity to tender all or a portion of their Shares at an individually selected price that is not less than US$2.20 and not more than US$2.50 per Share. Shareholders who have already deposited their Shares pursuant to the Offer and have not withdrawn such Shares need not take any further action. QLT will select the lowest price per Share within the price range of the Offer that will allow it to purchase up to US$50 million of its outstanding Shares at the completion of the Offer. For further details on the terms and conditions of the Offer, please consult the offer to purchase and issuer bid circular of QLT filed with the securities regulatory authorities in the United States and Canada on December 5, 2008, as amended by the Notice.
This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Shares. The full details of the Offer, including complete instructions on how to tender Shares have been mailed to shareholders. The Notice is being mailed to shareholders today. Shareholders should carefully read the Notice, the Tender Offer Statement on Schedule TO, as amended, the offer to purchase, the issuer bid circular, the letter of transmittal and other related materials because they contain important information, including the various terms and conditions of the Offer. Shareholders may obtain free copies of the Notice, the Tender Offer Statement on Schedule TO, as amended, the offer to purchase, the issuer bid circular and other related documents that have been filed by QLT with the U.S. Securities and Exchange Commission on the commission’s web site at www.sec.gov. Shareholders also may obtain a copy of these documents, without charge, from Georgeson Shareholder Communications Canada, Inc., the information agent for the Offer, toll free at (866) 733-9452. Shareholders are urged to read these materials carefully prior to making any decision with respect to the Offer.

About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the field of ophthalmology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our website at www.qltinc.com.
QLT Inc.
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
or
Marcy Strickler
Telephone: 646-378-2927
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” of QLT, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements are only predictions and there are a number of risks, uncertainties and other factors which could cause actual events to differ materially, including but not limited to the factor that our intention to purchase our common shares may be impacted by market factors and our operating results, and by other factors described in detail in QLT’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the SEC and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.